UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 6, 2018

PERNIX THERAPEUTICS HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201, Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 793-2145

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 6, 2018, the Board of Directors (the "Board") of Pernix Therapeutics, Inc. (the "Company") promoted Angus Smith from Vice President, Business Development & Strategic Planning of the Company to Senior Vice President, Chief Business Officer and Principal Financial Officer of the Company.

Mr. Smith joined the Company in September 2014 as Vice President, M&A and Corporate Finance and was appointed Vice President, Business Development & Strategic Planning of the Company in July 2016. Prior to joining the Company, Mr. Smith served as a Director in the Healthcare Investment Banking Group at Cantor Fitzgerald, a financial services firm, where he worked from October 2011 to September 2014. Mr. Smith previously held several positions of increasing responsibility in the Healthcare Investment Banking group at Gleacher & Company, a financial advisory firm, and various predecessor firms from July 2005 to August 2011. During his Investment Banking tenure, Mr. Smith worked on a variety of transactions, providing advice to specialty pharmaceutical and healthcare companies regarding mergers and acquisitions, initial public offerings, follow-on offerings, debt offerings, private placements and debt restructuring transactions. Mr. Smith has worked on over 60 transactions across the healthcare sector with an aggregate transaction value of more than $15 billion. Mr. Smith earned a B.A. in Mathematical Economics from Colgate University in 2005.

In connection with Mr. Smith's promotion, the Company and Mr. Smith entered into an employment agreement (the "Employment Agreement"). The Employment Agreement provides for an annual base salary of $350,000. Mr. Smith is eligible to receive an annual performance-based cash bonus with a target of 50% of Mr. Smith's base salary which will be payable based upon the achievement of certain performance objectives established by the Compensation Committee of the Board (the "Compensation Committee"). Mr. Smith is also eligible to receive annual equity awards based on the Company's and Mr. Smith's actual performance, as determined by the Board or the Compensation Committee. The exact amount of the bonus payable to Mr. Smith for any calendar year shall be determined by the Board of Directors of the Company (the "Board") or the Compensation Committee of the Board, in its sole discretion.

If Mr. Smith's employment is terminated by the Company without cause (as defined in the Employment Agreement) or by Mr. Smith due to good reason (as defined in the Employment Agreement), the Company is obligated to pay Mr. Smith (i) an amount equal to the sum of (x) 100% of his base salary in effect at the time of the termination of his employment, and (y) 100% of his target bonus amount (as defined in the Employment Agreement), payable in substantially equal installments over a 12-month period and (ii) reimbursements equal to 150% of the monthly health care coverage premium under the Consolidated Omnibus Reconciliation Act of 1985 ("COBRA") that Mr. Smith pays for him and his eligible dependents to continue participating in the Company's medical, dental, vision and prescription drug plans for a period of up to 12 months; provided that if such termination of employment occurs on or within 12 months after a change in control of the Company (as defined in the Employment Agreement), then the Company is obligated to pay Mr. Smith (i) an amount equal to the sum of (x) 125% of his base salary in effect at the time of the termination of his employment, and (y) 125% of his target bonus amount, payable in substantially equal installments over a 12-month period, (ii) a lump sum payment in an amount equal to the target bonus, if any, that Mr. Smith would have earned in respect of the calendar year of his termination of employment based on the achievement of the applicable performance objectives for such year, pro-rated to reflect the number of days he was employed with the Company during such year, (iii) all outstanding, unvested equity awards held by Mr. Smith on the date his employment terminates will fully vest as of such date and each outstanding stock option held by Mr. Smith on such date will remain exercisable until the earlier of the original expiration date of such stock option and the six-month anniversary of Mr. Smith's termination of employment, and (iv) reimbursements equal to 150% of the monthly health care coverage premium under COBRA that Mr. Smith pays for him and his eligible dependents to continue participating in the Company's medical, dental, vision and prescription drug plans for a period of up to 15 months. Mr. Smith is also subject to typical restrictive covenant obligations, including a non-solicitation obligation, which apply during his employment and for one year after any termination of employment.

In connection with Mr. Smith's promotion, the Company also entered into an indemnification agreement with Mr. Smith (the "Indemnification Agreement"). Pursuant to the Indemnification Agreement, the Company has contractually agreed, subject to certain exceptions, to (a) indemnify Mr. Smith to the maximum extent permitted by Maryland law in effect from time to time, against judgments, penalties, fines and settlements and reasonable expenses actually incurred by or on behalf of Mr. Smith in connection with a proceeding or any claim, issue or matter therein and (b) advance all reasonable expenses incurred by Mr. Smith in connection with any such proceeding.

There is no arrangement or understanding between Mr. Smith and any other person pursuant to which Mr. Smith was promoted to Senior Vice President, Chief Business Officer and Principal Financial Officer of the Company and Mr. Smith does not have any familial relationship with any director or executive officer of the Company. In addition, there are no transactions between Mr. Smith and the Company that are required to be disclosed pursuant to item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The foregoing descriptions of the material terms of the Employment Agreement and the form of Indemnification Agreement do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement and form of Indemnification Agreement, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 8.01     Other Events.

On February 6, 2018, the Company announced that the Board appointed John R. Leone as its Lead Independent Director, effective as of January 4, 2018.

A copy of the press release announcing Mr. Smith's promotion to Senior Vice President, Chief Business Officer and Principal Financial Officer of the Company and Mr. Leone's appointment as Lead Independent Director is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated February 6, 2018, between Pernix Therapeutics Holdings, Inc. and Angus Smith.
10.2	Form of Indemnification Agreement between Pernix Therapeutics Holdings, Inc. and Certain Executive Officers and Directors.
99.1	Press release, dated February 6, 2018, issued by Pernix Therapeutics Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Date: February 6, 2018	By:	/s/ John A. Sedor
John A. Sedor
Chief Executive Officer